                                                                     Exhibit 4.2
                                                           Cusip No. 821266 AC 7

                                    Form of
                          SHEFFIELD STEEL CORPORATION
                                   Series B
                    11 1/2% of First Mortgage Note due 2005


No.  1                                                      [______________]

          SHEFFIELD STEEL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED TEN MILLION DOLLARS, on December 1, 2005.

          Interest Payment Dates: June 1 and December 1 commencing [___________]

          Record Dates:  May 15 and November 15.

          To the extent set forth in the Security Documents (as defined in the Indenture), payment hereon is secured, on an equal and ratable basis with all other Securities, by a valid, perfected first priority security interest in the Collateral (as defined in the below-mentioned Indenture), the terms of which security interests are more fully set forth in the Security Documents.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          SHEFFIELD STEEL CORPORATION

                      11 1/2% First Mortgage Note due 2005

1.   Interest.
     --------

          SHEFFIELD STEEL CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year (the "Interest Payment Date"), commencing June 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 5, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, State Street Bank and Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of December 1, 1997 (the "Indenture"), among the Company and State Street Bank and Trust Company (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $150,000,000, which may be issued under the Indenture.

5.   Optional Redemption.
     -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                         Percentage
----                                                         ----------
2001.......................................................     105.750%
2002.......................................................     102.875%
2003 and thereafter........................................     100.000%

          At any time, or from time to time, on or prior to December 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the Securities at a redemption price equal to 111.5% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the
                                            --------
principal amount of Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 150 days after the consummation of any such Public Equity Offering.

6.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

8.   Limitation on Disposition of Assets.
     -----------------------------------

          The Company is subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued interest to the date of repurchase with the net cash proceeds of certain sales or other dispositions of assets.

9.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

10.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from its obligations under the Indenture, the Securities and the Security Documents, except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture, the Securities and the Security Documents ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

13.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Security Documents or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, create liens, consummate certain asset sales, enter into sale-leaseback transactions, enter into certain transactions with affiliates, and consummate certain mergers and consolidations or sales of all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
Sheffield Steel Corporation, 220 North Jefferson Street, Sand Springs, OK 74063, Attn: Chief Financial Officer.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint_________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 5, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ---------

[_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

[_] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: __________________       Signed: ________________________________________
                                          (Sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________          _____________________________________________
                                   NOTICE:  To be executed by an
                                            executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

          Section 4.16 [_]                        Section 4.17 [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $

Dated: ______________    Your Signature:________________________________________
                                         (Sign exactly as name appears on the
                                         other side of this Security)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

Attest:

                                               By:
------------------------------------           ---------------------------------
Name:                                          Name:
Title:                                         Title:

          This is one of the Securities described in the within mentioned Indenture.

Dated:  December 5, 1997                     STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee

                                             By:
                                             -----------------------------------
                                             Authorized Signatory